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                                                                   Exhibit 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Northwestern Steel and Wire Company on Form S-8 and Form S-3 of our report dated September 20, 1993, on our audits of the consolidated financial statements of Northwestern Steel and Wire Company as of July 31, 1993 and 1992, and for each of the three years in the period ended July 31, 1993. We also consent to the reference to our Firm under the caption "Experts."


                                             COOPERS & LYBRAND

Chicago, Illinois
May 3, 1994